January 6, 1998



Mr. Robert C. Murray
Riverview Road
Irvington, NY  10533

Dear Mr. Murray:

                  In recognition of your present responsibilities as Executive Vice President - Finance of Public Service Electric and Gas Company and Vice President and Chief Financial Officer of Public Service Enterprise Group Incorporated, Paragraph 7 of your employment agreement dated December 17, 1991 is amended to read as follows:

                  7. You shall be granted credited service, in addition to that earned as a result of your employment by PSE&G, for the purpose of determining the amount (but not the vesting) of any pension benefits from PSE&G in accordance with the following schedule:

                                                            Additional Years of
         Date of Termination of Employment                    Credited Service
         ---------------------------------                    ----------------

         On or after DOE plus 5 years and                              5
            prior to DOE plus 6 years

         On or after DOE plus 6 years and                              7
            prior to DOE plus 7 years

         On or after DOE plus 7 years and                              9
            prior to DOE plus 8 years

         On or after DOE plus 8 years and                              11
            prior to November 10, 2000

         On or after November 10, 2000                                 17

The additional credited service shown in the table above is not cumulative but is applied from the table depending upon when you retire. The above service credit of 17 years, coupled with your actual service at your 55th birthday (8.85 years), would permit you to retire at that time without having your pension reduced for early retirement. The above credited service is additional to the current policy of the Board of Directors to credit 5 years of additional credited service to officers who retire between age 60 and age 65 1/2.

                  Please sign and return to me the enclosed copy of this letter to signify your agreement with this change.

                                     Sincerely,

                                     E. JAMES FERLAND
                                     ----------------
                                     E. James Ferland
                                     Chairman of the Board,
                                     President and Chief Executive Officer



Agreed to this 6th day of January, 1998.


ROBERT C. MURRAY
----------------
Robert C. Murray





x:res\murray.doc